Exhibit 99.1

News Release

Wabtec Reports Strong 4Q and Full Year 2019 Results

•	Delivered Full-Year Operating Cash Flow of Over $1.0 Billion

•	Fourth Quarter Reported GAAP Earnings Per Share of $0.71; Adjusted EPS of $1.04. Full-Year GAAP Earnings Per Share of $1.84; Adjusted EPS of $4.17

•	Fourth Quarter Reported GAAP and Adjusted Sales of $2.4 Billion; Full-Year GAAP sales of $8.2 billion; Full-Year Adjusted Sales of $8.3 Billion

•	Margin Expansion and Strong Cash Flow Expected in 2020 Following Successful Year of Integration

Pittsburgh, PA, February 18, 2020 – Wabtec Corporation (NYSE: WAB) today reported strong results for the fourth quarter and full year 2019 and issued 2020 financial guidance.

Rafael Santana, Wabtec’s president and chief executive officer, said: “Wabtec delivered strong results for the fourth quarter, concluding a solid year for the company. While we faced increased challenges in the North American freight market, the full year results demonstrate the strength of our portfolio through increased global scale, a more diversified business mix and significant installed base.

“Our multi-year backlog, combined with growth opportunities in services, transit and international markets puts Wabtec in a solid position to manage through the current freight rail cycle. We continue to make significant progress in our synergy and cost initiatives and expect margin expansion in both segments in 2020. We remain confident that we will exceed our synergy target of $250 million before 2022.”

2019 Financial Summary

In the fourth quarter of 2019, Wabtec had cash from operations of $448 million, sales of $2.4 billion and GAAP earnings per diluted share of $0.71. Adjusted earnings per diluted share were $1.04 and included $0.06 for after-tax non-cash policy harmonization and excluded after-tax expenses of $0.29 for restructuring, transaction and litigation costs, offset by $0.02 from increased tax expense for non-deductible transaction costs (see reconciliation table).

For the full year of 2019, Wabtec had cash from operations of $1.0 billion, sales of $8.2 billion and GAAP earnings per diluted share of $1.84. Adjusted earnings per diluted share were $4.17 and included $0.39 for after-tax non-cash policy harmonization and excluded after-tax expenses of $1.94 as follows: $0.79 for one-time, non-cash purchase price accounting charges; $1.08 for restructuring, transaction and litigation costs and $0.07 from increased tax expense for non-deductible transaction costs (see reconciliation table).

News Release

Backlog remains strong, despite a challenging market. At December 31, Wabtec’s total, multi-year backlog was $22.4 billion, and its 12-month backlog was $5.6 billion, which was higher than at September 30 as increased OEM orders in both Freight and Transit more than offset changes in foreign currency exchange rates.

2020 Financial Guidance

•

Wabtec issued 2020 GAAP sales guidance of about $8.7 billion, GAAP income from operations guidance of about $1.1 billion and GAAP earnings per diluted share guidance to between $3.20 to $3.50. Wabtec issued guidance for EBITDA, which Wabtec defines as income from operations plus depreciation and amortization, of about $1.6 billion.

•

Wabtec issued guidance for adjusted income from operations of about $1.4 billion and adjusted EBITDA of about $1.6 billion. Wabtec also issued 2020 guidance for adjusted earnings per diluted share to between $4.50 to $4.80. The adjusted guidance excludes estimated expenses for recurring purchase price accounting amortization. Excluding these expenses, the company’s adjusted operating margin target for the full year is about 16% and its adjusted effective tax rate for the full year is expected to be about 25.5%. With aggressive cost actions and synergies stemming from the Wabtec and GE Transportation merger ahead of plan, we expect to see a net synergy benefit of over $150 million in 2020.

•

For full year 2020, Wabtec expects GAAP cash flow from operations to be about $900 million and to include approximately $100 million of cash outflows related to prior year restructuring and litigation costs.

•

Wabtec anticipates 2020 first quarter sales, adjusted net income, adjusted EBITDA and adjusted earnings per diluted share to be lower when compared to the remainder of 2020, in line with expected first quarter seasonality and project scheduling, with improvement expected through the rest of the year.

2019 Fourth Quarter Consolidated Results

•

GAAP sales were $2.4 billion. The increase compared to the year-ago quarter resulted mainly from sales from GE Transportation and higher transit sales partially offset by lower sales in freight components and unfavorable foreign exchange rates.

•

Income from operations was $226 million (9.5% of GAAP sales) and adjusted income from operations was $313 million (13.2% of adjusted sales) which was negatively impacted by original equipment (OE) mix and certain transit projects offset somewhat by timing of policy harmonization and locomotive services. Adjusted income from operations included $16 million for non-cash, accounting policy harmonization but excluded pre-tax expense of $71 million for restructuring, transaction, and litigation costs (see reconciliation table).

•	Net interest expense was $58 million, with adjusted net interest expense of $55 million.

•

Income tax expense was $38 million for an effective tax rate of 21.6%. Excluding the net tax benefit from restructuring, transaction costs related to the GE Transportation merger and litigation costs adjusted income tax expense was $63 million for an adjusted effective tax rate of about 23.8%.

•

Earnings per diluted share were $0.71 and adjusted earnings per diluted share were $1.04 (see reconciliation table). Adjusted earnings per diluted share included $0.06 for after-tax non-cash policy harmonization and excluded after-tax expenses of $0.29 for restructuring, transaction and litigation costs, offset by $0.02 from increased tax expense for non-deductible transaction costs (see reconciliation table).

News Release

•

In addition to the expenses noted above, the company also had after-tax expense of $0.26 per diluted share for non-cash, recurring purchase price accounting charges which is not added back to adjusted earnings per diluted share.

•

EBITDA, which Wabtec defines as income from operations plus depreciation and amortization, was $337 million and adjusted EBITDA was $424 million. Adjusted EBITDA included $16 million for policy harmonization and excluded pre-tax expenses of $71 million for restructuring, transaction and litigation costs (see reconciliation table).

2019 Fourth Quarter Segment Results

•

Freight segment sales of $1.7 billion increased by 296% from the year-ago quarter or $1.2 billion; the increase resulted from acquisitions of $1.3 billion which was partially offset by an organic decrease of $22 million and unfavorable changes in foreign currency exchange rates of $2 million. Freight segment organic sales were negatively impacted by lower sales in freight car components.

•

Freight segment income from operations of $239 million (or 14.3% of segment sales) increased from the year-ago quarter by $164 million mainly as a result of acquisitions. Freight segment income from operations was reduced by $31 million due to the policy harmonization, restructuring, transaction and litigation expenses noted. Excluding those items, Freight segment adjusted income from operations as a percent of adjusted sales was 16.1%. Adjusted Freight segment income from operations benefited from higher sales of electronics offset by negative seasonality in services.

•

Transit segment sales of $701 million increased by 1% from the year-ago quarter or $5 million. The increase resulted from organic sales growth of $19 million and acquisitions of $2 million, which was partially offset by unfavorable changes in foreign currency exchange rates of $16 million. Transit segment sales were positively impacted by growth in aftermarket components.

•

Transit segment income from operations of $39 million (or 5.6% of segment sales) increased 7% from the year-ago quarter. Excluding restructuring charges of $11 million, Transit segment adjusted income from operations as a percent of sales was 7.1%. Adjusted segment income from operations were impacted by lower margin refurbishment projects, partially offset by better performance in other Transit product areas.

2019 Fourth Quarter Cash Flow Summary

•

The company generated cash from operations of $448 million for the fourth quarter compared to cash from operations of $277 million in the year-ago quarter, with the increase resulting from higher financial results (net income plus net add-back for non-cash transactions in earnings) and improved working capital performance. At December 31, the company had cash and cash equivalents of $604 million and total debt of $4.4 billion. Total debt was about $316 million lower than at September 30 due to repayment of debt during the quarter.

News Release

Conference Call Information

Wabtec will host a call with analysts and investors at 10 a.m., ET, today. To listen via webcast, go to Wabtec’s new website at www.WabtecCorp.com and click on “Events & Presentations” in the “Investor Relations” section. Also, an audio replay of the call will be available by calling 1-877-344-7529 or 1-412-317-0088 (access code: 10138395).

About Wabtec Corporation

Wabtec Corporation is a leading global provider of equipment, systems, digital solutions and value-added services for freight and transit rail. Drawing on nearly four centuries of collective experience across Wabtec, GE Transportation and Faiveley Transport, the company has unmatched digital expertise, technological innovation, and world-class manufacturing and services, enabling the digital-rail-and-transit ecosystems. Wabtec is focused on performance that drives progress, creating transportation solutions that move and improve the world. The freight portfolio features a comprehensive line of locomotives, software applications and a broad selection of mission-critical controls systems, including Positive Train Control (PTC). The transit portfolio provides highly engineered systems and services to virtually every major rail transit system around the world, supplying an integrated series of components for buses and all train-related market segments that deliver safety, efficiency and passenger comfort. Along with its industry-leading portfolio of products and solutions for the rail and transit industries, Wabtec is a leader in mining, marine, and industrial solutions. Based in Pittsburgh, PA, Wabtec has approximately 27,000 employees in facilities throughout the world. Visit: www.WabtecCorp.com

Information about non-GAAP Financial Information and Forward-Looking Statements

Wabtec’s earnings release and 2020 financial guidance mention certain non-GAAP financial performance measures, including adjusted sales, adjusted operating margin, EBITDA, adjusted EBITDA, adjusted effective tax rate, adjusted income from operations, adjusted interest and other expense and adjusted earnings per diluted share. Wabtec defines EBITDA as income from operations plus depreciation and amortization. While Wabtec believes these are useful supplemental measures for investors, they are not presented in accordance with GAAP. Investors should not consider non-GAAP measures in isolation or as a substitute for net income, cash flows from operations, or any other items calculated in accordance with GAAP. In addition, the non-GAAP financial measures included in this presentation have inherent material limitations as performance measures because they add back certain expenses incurred by the company to GAAP financial measures, resulting in those expenses not being taken into account in the applicable non-GAAP financial measure. Because not all companies use identical calculations, Wabtec’s presentation of non-GAAP financial measures may not be comparable to other similarly titled measures of other companies. Included in this release are reconciliation tables that provide details about how adjusted results relate to GAAP results.

This communication contains “forward-looking” statements as that term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995, including statements regarding the acquisition by Wabtec of GE Transportation (the “GE Transportation merger”) and statements regarding Wabtec’s expectations about future sales and earnings. All

News Release

statements, other than historical facts, including statements regarding the expected benefits of the GE Transportation merger, including anticipated synergy benefits; statements regarding Wabtec’s plans, objectives, expectations and intentions; legal, economic and regulatory conditions; and any assumptions underlying any of the foregoing, are forward-looking statements. Forward-looking statements concern future circumstances and results and other statements that are not historical facts and are sometimes identified by the words “may,” “will,” “should,” “potential,” “intend,” “expect,” “endeavor,” “seek,” “anticipate,” “estimate,” “overestimate,” “underestimate,” “believe,” “could,” “project,” “predict,” “continue,” “target” or other similar words or expressions. Forward-looking statements are based upon current plans, estimates and expectations that are subject to risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. The inclusion of such statements should not be regarded as a representation that such plans, estimates or expectations will be achieved. Important factors that could cause actual results to differ materially from such plans, estimates or expectations include, among others, (1) unexpected costs, charges or expenses resulting from the GE Transportation merger; (2) uncertainty of Wabtec’s expected financial performance; (3) failure to realize the anticipated benefits of the GE Transportation merger, including as a result of integrating GE Transportation into Wabtec; (4) Wabtec’s ability to implement its business strategy; (5) difficulties and delays in achieving revenue and cost synergies; (6) inability to retain and hire key personnel; (7) evolving legal, regulatory and tax regimes; (8) changes in general economic and/or industry specific conditions, including the impacts of tax and tariff programs, industry consolidation and changes in the financial condition or operating strategies of our customers; (9) changes in the expected timing of projects; (10) a decrease in freight or passenger rail traffic; (11) an increase in manufacturing costs; (12) actions by third parties, including government agencies; and (13) other risk factors as detailed from time to time in Wabtec’s reports filed with the SEC, including Wabtec’s annual report on Form 10-K, periodic quarterly reports on Form 10-Q, periodic current reports on Form 8-K and other documents filed with the SEC. The foregoing list of important factors is not exclusive. Any forward-looking statements speak only as of the date of this communication. Wabtec does not undertake any obligation to update any forward-looking statements, whether as a result of new information or development, future events or otherwise, except as required by law. Readers are cautioned not to place undue reliance on any of these forward-looking statements.

Wabtec Investor Contact

Kristine Kubacki, CFA / Kristine.Kubacki@wabtec.com / 412-450-2033

Wabtec Media Contact

Deia Campanelli / Deia.Campanelli@wabtec.com / 773-297-0482

Appendix A

WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION

CONDENSED CONSOLIDATED STATEMENT OF INCOME

FOR THE THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2019 AND 2018

(AMOUNTS IN MILLIONS EXCEPT PER SHARE DATA)

(UNAUDITED)

	Fourth Quarter 2019	Fourth Quarter 2018	For the Twelve Months 2019	For the Twelve Months 2018
Net sales	$2,368.4	$1,117.8	$8,200.0	$4,363.5
Cost of sales	(1,693.5)	(820.8)	(5,922.0)	(3,129.6)

Gross profit	674.9	297.0	2,278.0	1,233.9
Gross profit as a % of Net Sales	28.5%	26.6%	27.8%	28.3%

Selling, general and administrative expenses	(323.7)	(168.0)	(1,166.6)	(633.2)
Engineering expenses	(59.6)	(25.9)	(209.9)	(87.5)
Amortization expense	(65.5)	(9.7)	(238.4)	(39.8)

Total operating expenses	(448.8)	(203.6)	(1,614.9)	(760.5)
Operating expenses as a % of Net Sales	18.9%	18.2%	19.7%	17.4%

Income from operations	226.1	93.4	663.1	473.4
Income from operations as a % of Net Sales	9.5%	8.4%	8.1%	10.8%

Interest expense, net	(58.3)	(36.3)	(219.1)	(112.2)
Other income (expense), net	6.9	0.4	2.8	6.4

Income from operations before income taxes	174.7	57.5	446.8	367.6

Income tax expense	(37.7)	(22.7)	(120.3)	(75.9)
Effective tax rate	21.6%	39.5%	26.9%	20.6%

Net income	137.0	34.8	326.5	291.7
Less: Net loss attributable to noncontrolling interest	(1.3)	(0.5)	0.2	3.2

Net income attributable to Wabtec shareholders	$135.7	$34.3	$326.7	$294.9

Earnings Per Common Share
Basic
Net income attributable to Wabtec shareholders	$0.71	$0.36	$1.91	$3.06

Diluted
Net income attributable to Wabtec shareholders	$0.71	$0.35	$1.84	$3.05

Basic	191.1	96.3	170.5	96.0

Diluted	191.6	96.7	177.3	96.5

Segment Information
Freight Net Sales	$1,667.1	$421.6	$5,441.4	$1,766.4
Freight Income from Operations	$239.2	$75.2	$642.9	$334.3
Freight Operating Margin	14.3%	17.8%	11.8%	18.9%

Transit Net Sales	$701.3	$696.2	$2,758.6	$2,597.1
Transit Income from Operations	$39.0	$36.4	$214.4	$192.5
Transit Operating Margin	5.6%	5.2%	7.8%	7.4%

Backlog Information (Note: 12-month is a sub-set of total)	December 31, 2019	September 30, 2019
Freight Total	$18,945.3	$18,571.5
Transit Total	3,486.4	3,359.0

Wabtec Total	$22,431.7	$21,930.5

Freight 12-Month	$3,911.0	$4,133.3
Transit 12-Month	1,692.8	1,594.0

Wabtec 12-Month	$5,603.8	$5,727.3

Appendix B

WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	December 31, 2019	December 31, 2018
In millions
Cash and cash equivalents	$604.2	$580.9
Restricted cash	—	1,761.4
Receivables, net	1,663.9	1,146.8
Inventories	1,773.1	844.9
Current assets - other	150.9	115.6

Total current assets	4,192.1	4,449.6
Property, plant and equipment, net	1,655.8	563.8
Goodwill	8,360.6	2,396.5
Other intangibles, net	4,104.0	1,129.9
Other long term assets	573.7	109.4

Total assets	$18,886.2	$8,649.2

Current liabilities	$3,258.0	$1,646.6
Long-term debt	4,333.6	3,792.8
Long-term liabilities - other	1,301.0	340.7

Total liabilities	8,892.6	5,780.1
Shareholders’ equity	9,956.5	2,865.2
Non-controlling interest	37.1	3.9

Total shareholders’ equity	9,993.6	2,869.1

Total Liabilities and Shareholders’ Equity	$18,886.2	$8,649.2

Appendix C

WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Twelve Months Ended December 31,
	2019	2018
In millions
Net cash provided by operating activities	$1,015.5	$314.7
Net cash used for investing activities	(3,177.8)	(147.3)
Net cash provided by financing activities	461.5	1,978.1
Effect of changes in currency exchange rates	(37.3)	(36.6)

(Decrease) increase in cash	(1,738.1)	2,108.9
Cash, cash equivalents, and restricted cash, beginning of period	2,342.3	233.4

Cash, cash equivalents, and restricted cash, end of period	$604.2	$2,342.3

Appendix D

Set forth below is the calculation of the non-GAAP performance measures included in this press release. We believe that these measures provide useful supplemental information to assess our operating performance and to evaluate period-to-period comparisons. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, Wabtec’s reported results prepared in accordance with GAAP.

Wabtec Corporation

Reconciliation of Reported Results to Adjusted Results

(in millions)	Fourth Quarter 2019 Actual Results
	Net Sales	Gross Profit	Operating Expenses	Income from Operations	Interest & Other Exp	Tax	Net Income	Minority Interest	Wabtec Net Income	EPS
Reported Results	$2,368.4	$674.9	$(448.8)	$226.1	$(51.4)	$(37.7)	$137.0	$(1.3)	$135.7	$0.71

Restructuring, Transaction, & Litigation costs	—	9.9	61.1	71.0	3.5	(18.0)	56.5	—	56.5	$0.29

Policy Harmonization	8.0	6.6	9.0	15.6	—	(3.8)	11.8	—	11.8	$0.06

Tax on Transaction Costs	—	—	—	—	—	(3.5)	(3.5)	—	(3.5)	$(0.02)

Adjusted Results	$2,376.4	$691.4	$(378.7)	$312.7	$(47.9)	$(63.0)	$201.8	$(1.3)	$200.5	$1.04

Fully Diluted Shares Outstanding										191.6

Wabtec Corporation

Reconciliation of Reported Results to Adjusted Results

(in millions)	Year-to-Date 2019 Actual Results
	Net Sales	Gross Profit	Operating Expenses	Income from Operations	Interest & Other Exp	Tax	Net Income	Minority Interest	Wabtec Net Income	EPS
Reported Results	$8,200.0	$2,278.0	$(1,614.9)	$663.1	$(216.3)	$(120.3)	$326.5	$0.2	$326.7	$1.84

Restructuring, Transaction, & Litigation costs	—	38.3	191.5	229.8	25.0	(61.6)	193.2	—	193.2	$1.08

One-time PPA	—	185.0	—	185.0	—	(44.8)	140.2	—	140.2	$0.79

Policy Harmonization	123.0	65.6	26.0	91.6	—	(22.2)	69.4	—	69.4	$0.39

Tax on Transaction Costs	—	—	—	—	—	12.5	12.5	—	12.5	$0.07

Adjusted Results	$8,323.0	$2,566.9	$(1,397.4)	$1,169.5	$(191.3)	$(236.4)	$741.8	$0.2	$742.0	$4.17

Fully Diluted Shares Outstanding										177.3

Appendix E

Set forth below is the calculation of the non-GAAP performance measures included in this press release. We believe that these measures provide useful supplemental information to assess our operating performance and to evaluate period-to-period comparisons. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, Wabtec’s reported results prepared in accordance with GAAP.

Wabtec Corporation

2019 Q4 EBITDA Reconciliation

(in millions)	Income from Operations	Depreciation	Amortization	EBITDA (Income from Operations plus Depreciation & Amortization)
Consolidated Q4 Actual As Reported	$226.1	$45.3	$65.5	$336.9

Restructuring, Transaction, & Litigation costs	71.0	—	—	71.0

One-time PPA Charges	—	—	—	—

Policy Harmonization	15.6	—	—	15.6

Adjusted Results	$312.7	$45.3	$65.5	$423.5

Wabtec Corporation

2019 YTD EBITDA Reconciliation

(in millions)	Income from Operations	Depreciation	Amortization	EBITDA (Income from Operations plus Depreciation & Amortization)
Consolidated YTD Actual As Reported	$663.1	$157.8	$238.4	$1,059.3

Restructuring, Transaction, & Litigation costs	229.8	—	—	229.8

One-time PPA Charges	185.0	—	—	185.0

Policy Harmonization	91.6	—	—	91.6

Adjusted Results	$1,169.5	$157.8	$238.4	$1,565.7

Appendix F

WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION

NET SALES BY PRODUCT LINE

In millions	2019
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
Freight Segment
Equipment	$267.1	$531.3	$263.3	$638.0	$1,699.7
Components	295.2	279.5	248.7	250.1	1,073.5
Digital Electronics	121.8	159.0	185.5	210.8	677.1
Services	231.4	556.5	635.0	568.2	1,991.1

Total Freight Segment	915.5	1,526.3	1,332.5	1,667.1	5,441.4

Transit Segment
Original Equipment Manufacturer	327.3	335.7	309.8	313.8	1,286.6
Aftermarket	350.8	374.3	359.4	387.5	1,472.0

Total Transit Segment	678.1	710.0	669.2	701.3	2,758.6

	2018
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
Freight Segment
Equipment	$—	$—	$—	$—	$—
Components	294.2	302.1	290.5	282.3	1,169.1
Digital Electronics	110.2	130.3	126.0	107.6	474.1
Services	30.2	30.4	30.9	31.7	123.2

Total Freight Segment	434.6	462.8	447.4	421.6	1,766.4

Transit Segment
Original Equipment Manufacturer	272.8	298.9	300.0	322.3	1,194.0
Aftermarket	348.8	350.0	330.4	373.9	1,403.1

Total Transit Segment	621.6	648.9	630.4	696.2	2,597.1

Appendix G

WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION

SEGMENT FINANCIAL INFORMATION

Initiatives to integrate GE Transportation operations into Wabtec including recent restructuring programs announced in late 2019 resulted in changes to the Company’s organizational structure and the financial reporting utilized by the Company’s chief operating decision maker to assess performance and allocate resources; as a result, certain asset groups were reorganized from Freight to Transit and vice versa. The composition of the Company’s reportable segments was changed effective in the fourth quarter of 2019. The changes to the asset groups comprising the Freight and Transit segments have been reflected through retrospective revision of prior period segment information.

In millions	2019 - Freight Segment
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
Net sales	$915.5	$1,526.3	$1,332.5	$1,667.1	$5,441.4
Cost of sales	(700.5)	(1,101.4)	(905.2)	(1,152.9)	(3,860.0)

Gross profit ($)	215.0	424.9	427.3	514.2	1,581.4
Gross profit (%)	23.5%	27.8%	32.1%	30.8%	29.1%

Operating expense	(134.1)	(257.4)	(272.0)	(275.0)	(938.5)

Income from operations ($)	80.9	167.5	155.3	239.2	642.9
Income from operations (%)	8.8%	11.0%	11.7%	14.3%	11.8%

	2018 - Freight Segment
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
Net sales	$434.6	$462.8	$447.4	$421.6	$1,766.4
Cost of sales	(294.6)	(313.6)	(303.1)	(288.5)	(1,199.8)

Gross profit ($)	140.0	149.2	144.3	133.1	566.6
Gross profit (%)	32.2%	32.2%	32.3%	31.6%	32.1%

Operating expense	(58.6)	(57.9)	(57.9)	(57.9)	(232.3)

Income from operations ($)	81.4	91.3	86.4	75.2	334.3
Income from operations (%)	18.7%	19.7%	19.3%	17.8%	18.9%

Appendix H

WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION

SEGMENT FINANCIAL INFORMATION

Initiatives to integrate GE Transportation operations into Wabtec including recent restructuring programs announced in late 2019 resulted in changes to the Company’s organizational structure and the financial reporting utilized by the Company’s chief operating decision maker to assess performance and allocate resources; as a result, certain asset groups were reorganized from Freight to Transit and vice versa. The composition of the Company’s reportable segments was changed effective in the fourth quarter of 2019. The changes to the asset groups comprising the Freight and Transit segments have been reflected through retrospective revision of prior period segment information.

In millions	2019 - Transit Segment
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
Net sales	$678.1	$710.0	$669.2	$701.3	$2,758.6
Cost of sales	(504.1)	(520.2)	(497.1)	(540.6)	(2,062.0)

Gross profit ($)	174.0	189.8	172.1	160.7	696.6
Gross profit (%)	25.7%	26.7%	25.7%	22.9%	25.3%

Operating expense	(114.1)	(127.2)	(119.2)	(121.7)	(482.2)

Income from operations ($)	59.9	62.6	52.9	39.0	214.4
Income from operations (%)	8.8%	8.8%	7.9%	5.6%	7.8%

	2018 - Transit Segment
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
Net sales	$621.6	$648.9	$630.4	$696.2	$2,597.1
Cost of sales	(450.7)	(474.1)	(472.7)	(532.3)	(1,929.8)

Gross profit ($)	170.9	174.8	157.7	163.9	667.3
Gross profit (%)	27.5%	26.9%	25.0%	23.5%	25.7%

Operating expense	(112.4)	(126.8)	(108.1)	(127.5)	(474.8)

Income from operations ($)	58.5	48.0	49.6	36.4	192.5
Income from operations (%)	9.4%	7.4%	7.9%	5.2%	7.4%